UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2004

Intervoice, Inc.

(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	001-15045 (Commission File Number)	75-1927578 (IRS Employer Identification No.)

17811 Waterview Parkway,
Dallas, Texas 75252
(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (972) 454-8000

Not applicable
(Former name or former address, if changed since last report)

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Appointment of Principal Officers.

     On November 18, 2004 Intervoice, Inc. (the “Company”) issued a press release announcing the retirement of David W. Brandenburg, Chairman and Chief Executive Officer of the Company. Mr. Brandenburg will continue as a director of the Company through late December 2004. Gerald F. Montry, a director of the Company since October 2002, was elected to serve as Chairman, and Robert E. Ritchey, the President and a director of the Company, will assume the additional responsibilities of Chief Executive Officer, effective November 18, 2004.

     Robert E. Ritchey, age 57, has been President of the Company since July 22, 2002. From December 2000 until his promotion, Mr. Ritchey served as President and General Manager of the Enterprise Solutions Division. Prior to joining the Company, from May 1999 to November 2000, Mr. Ritchey served as Vice President and General Manager of Notifier Integrated Systems, a subsidiary of Honeywell International, a provider of network based integration products to the electronic security and building controls industry. Mr. Ritchey has served as director of the Company since June 2004. A description of Mr. Ritchey’s employment agreement with the Company, which was included in the Company’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on June 18, 2004, is incorporated herein by reference.

     The foregoing is qualified by reference to Exhibit 99.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 7.01. Financial Statements and Exhibits

Exhibit Number	Exhibit Title

99.1	Press Release of the Company dated November 18, 2004

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERVOICE, INC.

By:	/s/ Robert E. Ritchey Robert E. Ritchey President and Chief Executive Officer

Date:  November 18, 2004

EXHIBIT INDEX

Exhibit Number	Exhibit Title

99.1	Press release of the Company dated November 18, 2004